Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made on this 2nd day of September, 2017, to be effective immediately, among Rush Gold Royalty Inc, a Wyoming corporation, with registered address at 412 N. Main Street, Suite 100, Buffalo, Wyoming, U.S.A., Corporate Register No. 2017-000766955, hereinafter referred to as “RGRI,” the owner of twenty-one mining claims over an area of approximately 400 acres in Granite Mining District, Grant County, Oregon, U.S.A., all of which are listed on Schedule 1 to this Agreement, and American Pacific Resources, Inc., a Wyoming corporation, with registered address at 412 N. Main Street, Suite 100, Buffalo, Wyoming, U.S.A., hereinafter to referred to as “APRI,” which is a wholly owned subsidiary of PHI Group, Inc., a Nevada corporation, with principal business address at 5348 Vegas Drive # 237, Las Vegas, NV 89108, U.S.A., Corporate Register No. C2249-1982, hereinafter referred to as “PHIL.”

WHEREAS:

A. RGRI is the legal owner of twenty-one mining claims over an area of approximately 400 acres in Granite Mining District, Grant County, Oregon, U.S.A., all of which are listed on Schedule 1 to this Agreement (the “Acquired Assets”);

B. RGRI has secured a proprietary processing technology, namely HYMAX HD, from a Korean company to recover valuable precious metals from otherwise non-economically feasible gold mine tailings;

C. According to past independent valuation studies of the Acquired Assets, the estimated value of the valuable precious metals that can be recovered from the Acquired Assets, based on current market prices, would be approximately three billion U.S. dollars;

D. The parties hereto wish to enter this Agreement of Purchase and Sale (“Agreement”) whereby PHIL will pay on behalf of APRI a total purchase price (“Total Purchase Price”) of Twenty-Five Million U.S. Dollars ($US 25,000,000) in a combination of PHI Group, Inc.’s Series II Class A Convertible Cumulative Redeemable Preferred Stock (“Preferred Stock”), Demand Promissory Note, and cash (as described Section 2.2 below and in detailed Schedule 6) in exchange for a fifty-one percent (51%) ownership of the Acquired Assets.

E. PHIL is committed to taking APRI as a separate publicly traded company in the U.S. Stock Market after certain operating milestones of APRI will have been achieved and agreed upon by all the parties.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.DEFINITIONS

1.1 Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a) “Acquired Assets” means all assets listed in Schedule 1 hereto;

(b) “Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

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(c) “Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which time the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d) “Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 8.1(d) of this Agreement;

(e) “Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f) “Liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

(g) “Loss” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by RGRI or PHIL including damages for lost profits or lost business opportunities.

(h) “SEC” shall mean the United States Securities and Exchange Commission;

(i) “Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(j) “Transaction” shall mean the exchange of Consideration pursuant to this Agreement as described in Section 2.2;

(k) “1933 Act” shall mean the United States Securities Act of 1933, as amended;

(l) “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended; and,

(m) Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1 - The Acquired Assets.
Schedule 2- Title of Acquired Assets.
Schedule 3 - Impairments to Title of Acquired Assets, if any.
Schedule 4 - Licenses and Permits.
Schedule 5 - Exceptions.
Schedule 6 – Method of Payment

1.2 Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

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2. AGREEMENT OF PURCHASE AND SALE AND OTHER CONSIDERATION

2.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, PHIL hereby covenants and agrees to buy from RGRI on behalf of APRI and RGRI hereby covenants and agrees to sell a fifty-one percent (51%) equity ownership of Acquired Assets to APRI, as set out in Section 2.2 below.

2.2 Consideration.

(a) As consideration for a combination of cash delivery, demand promissory note and Preferred Stock by PHIL as described in Schedule 6, RGRI shall transfer and deliver the following consideration to APRI and resolve any obligations in connection with Acquired Assets upon or prior to the Closing Date of this transaction:

(i) ownership and possession of fifty-one percent (51%) of the Acquired Assets;

(b) As consideration for the consideration provided by RGRI, PHIL shall pay the following consideration to APRI and/or its designee(s):

The Total Purchase Price for 51% of the Acquired Assets in the amount of Twenty-Five Million U.S. Dollars ($US 25,000,000) in a combination of cash, demand promissory note and shares of PHI Group, Inc.’s Series II Class A Convertible Cumulative Redeemable Preferred Stock (“Preferred Stock”), payable to RGRI and/or its designee(s) according to the payment schedule as detailed in Schedule 6 of this Agreement.

The issuance of the PHIL’s shares of Preferred Stock RGRI and/or their designee(s) shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws. The Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and have not been listed on any foreign exchange. The Shares may not be resold unless the resale thereof is registered under the Securities Act, or an exemption from such registrations is available. Each certificate representing the PHIL Shares will have a legend thereon in substantially the following form:

“THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

3. REPRESENTATIONS AND WARRANTIES OF RGRI

RGRI represents and warrants to PHIL, and acknowledges that PHIL is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of PHIL, as follows:

3.1 History of Assets. The Acquired Assets have not previously been illegally owned by a corporation or other entity.

3.2 Authority. RGRI has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “RGRI Documents”) to be signed by an authorized officer of RGRI and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of RGRI Documents by RGRI and the consummation of the transactions contemplated hereby have been duly authorized. No other proceedings on the part of RGRI is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other RGRI Documents when executed and delivered by RGRI will be, duly executed and delivered by RGRI and this Agreement is, and the other RGRI Documents when executed and delivered by RGRI as contemplated hereby will be, valid and binding obligations of RGRI enforceable in accordance with their respective terms except:

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(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Title to the Acquired Assets. RGRI possesses or shall have possessed good and marketable title of all of the Acquired Assets prior to the Closing Date. All such property is used in the business of RGRI. All Acquired Assets are owned or shall have been owned by RGRI by the Closing Date free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 5 to this Agreement.

3.4 Non-Contravention. Neither the execution, delivery, performance of this Agreement nor the consummation of the Transaction, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Acquired Assets under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to RGRI, or any of its material property or assets; or,

(b) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to RGRI or any of the Acquired Assets.

3.5 Actions and Proceedings. To the best knowledge of RGRI, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting RGRI or the Acquired Assets that involves any of the business, or the properties or assets of RGRI that, if adversely resolved or determined, would have a material adverse effect on the Acquired assets (a “Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a RGRI Material Adverse Effect.

3.6 Absence of Changes. Except as otherwise stated in this Agreement, from the date of this Agreement to the Closing of this Transaction, RGRI shall not:

(a) fail to pay or discharge when due any liabilities of which the failure to pay or discharge would cause any material damage or risk of material loss to any of the Acquired Assets;

(b) sell, encumber, assign or transfer any of the Acquired Assets;

(c) create, incur, assume or guarantee any indebtedness for money borrowed, or mortgage, pledge or subject any of the Acquired Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

3.7 Completeness of Disclosure. No representation or warranty by RGRI in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to PHIL pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

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4. REPRESENTATIONS AND WARRANTIES OF PHIL

PHIL represents and warrants to RGRI and acknowledges that RGRI is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of RGRI as follows:

4.1 Organization and Good Standing. PHIL is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, U.S.A. and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2 Authority. PHIL has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “PHIL Documents”) to be signed by PHIL and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the PHIL Documents by PHIL and the consummation by PHIL of the transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of PHIL is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other PHIL Documents when executed and delivered by PHIL and this Agreement is, and the other PHIL Documents when executed and delivered by PHIL, as contemplated hereby will be, valid and binding obligations of PHIL enforceable in accordance with their respective terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief.

4.3 Corporate Records of PHIL. The corporate records of PHIL, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of PHIL is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of PHIL.

4.4 Non-Contravention. Neither the execution, delivery, performance of this Agreement nor the consummation of this Transaction will:

(a) subject to certain provisions contained elsewhere in this Agreement, conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of PHIL under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PHIL or any of its material property or assets;

(b) violate any provision of the applicable incorporation or charter documents of PHIL; or

(c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to PHIL or any of its material property or assets.

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4.5 Compliance.

(a) To the best knowledge of PHIL, PHIL is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of PHIL;

(b) To the best knowledge of PHIL, PHIL is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Material Adverse Effect;

(c) PHIL will have duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of PHIL, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d) PHIL has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. PHIL has not received any notice of any violation thereof, nor is PHIL aware of any valid basis therefore.

4.6 Filings, Consents and Approvals. PHIL shall conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority, shareholders or other person that is necessary for the consummation by PHIL of the Transaction contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.7 Subsidiary. APRI, a wholly owned subsidiary of PHIL, will be the holder of the title to the Acquired Assets and any licenses and permits associated with such assets.

4.8 No Brokers. PHIL has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement, except as may be disclosed elsewhere in this agreement.

4.9 Completeness of Disclosure. No representation or warranty by PHIL in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to RGRI pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. CLOSING CONDITIONS

5.1 Conditions Precedent to Closing by PHIL. The obligation of PHIL to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of PHIL and may be waived by PHIL in its sole discretion.

(a) PHIL shall have obtained the approval of its Board of Directors for the purchase and sale of the Acquired Assets.

(b) Representations and Warranties. The representations and warranties of RGRI set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and RGRI will have delivered to PHIL a certificate dated as of the Closing Date, to the effect that the representations and warranties made by RGRI respectively in this Agreement are true and correct.

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(c) Performance. All of the covenants and obligations that RGRI are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

(d) Transaction Documents. This Agreement, the RGRI Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to PHIL, will have been executed and delivered to PHIL.

(e) Third Party Consents. PHIL will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to PHIL.

(f) No Material Adverse Change. No RGRI Material Adverse Effect will have occurred since the date of this Agreement.

(g) No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or

(ii)	cause the Transaction to be rescinded following consummation.

(h) Due Diligence. PHIL and its attorneys will be reasonably satisfied with their due diligence investigation of RGRI that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	satisfactory technical specifications of the properties of the referenced Acquired Assets;

(ii)	materials, documents and information in the possession and control of RGRI that are reasonably germane to the Transaction;

(iii)	title to the Acquired Assets held by RGRI;

(iv)	Pertinent licenses and permits registered in the name of RGRI for the Acquired Assets; and

(v)	completion of the financial and legal review of RGRI by PHIL or a third-party contractor. PHIL will be responsible for the costs in connection with the reviews.

(vi)	the time limit for the required Due Diligence is a maximum of 27 days following the signing of this Agreement, unless further extended in writing by RGRI and PHIL.

5.2 Conditions Precedent to Closing by RGRI. The obligation of RGRI to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of RGRI and may be waived by RGRI in its discretion.

(a) On or before the Closing, the Board of Directors and shareholders of RGRI shall have approved, in accordance with the law of, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable RGRI to comply with the terms of the Agreement.

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(b) Representations and Warranties. The representations and warranties of PHIL set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and PHIL will have delivered to RGRI a certificate dated the Closing Date, to the effect that the representations and warranties made by PHIL in this Agreement are true and correct.

(c) Performance. All of the covenants and obligations that PHIL is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects. PHIL shall have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(d) Transaction Documents. This Agreement, the PHIL Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to RGRI, shall have been executed and delivered by PHIL.

(e) Secretary’s Certificate - PHIL. RGRI shall have received a certificate from the Secretary of PHIL attaching:

(i) a copy of PHIL’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii) copies of resolutions duly adopted by the board of directors of PHIL approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f) No Action. No suit, action, or proceeding shall be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or,

(ii)	cause the Transaction to be rescinded following consummation.

6. ADDITIONAL COVENANTS OF THE PARTIES

6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, RGRI, on the one hand, and PHIL, on the other hand, shall, and shall cause each of their respective representatives to:

(a) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

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All of such access, investigation and communication by a party and its representatives shall be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party shall instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.2 Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement shall promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party shall promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party shall promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.3 Exclusivity. The relationship established by both parties herein is exclusive unless the transaction contemplated by this Agreement is terminated pursuant to Article 8 herein.

6.4 Conduct of RGRI and PHIL Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that RGRI otherwise consents in writing, PHIL shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.5 Full Disclosure Requirement. RGRI acknowledges that PHIL is required to file with the SEC upon Closing a disclosure document which includes discussion of many aspects of its future business, financial affairs, risks and management. RGRI shall cooperate fully in providing PHIL with all information and documentation reasonably requested.

6.6 Licenses and Permits. RGRI acknowledges and warrants that it shall be responsible for obtaining and maintaining all the valid and effective licenses and permits for the Claims as appropriate and required for the recovery and processing of precious metals from the Acquired Assets and shall promptly transfer such licenses and permits to APRI after Closing.

6.7 Listing of APRI: PHIL shall be responsible for taking APRI public as a separate fully reporting publicly traded company in the U.S. stock market as soon as certain operating milestones will have been achieved by APRI.

6.8 Option to Exchange Preferred Shares: RGRI shall have to option to exchange the PHI Group, Inc.’s Series II Class A Convertible Cumulative Redeemable Preferred Stock it receives in connection with this transaction to Common Shares of APRI at its discretion prior to or after APRI’s becoming a separate publicly traded company. If the exchange occurs prior to APRI’s becoming a separate publicly traded company, the parties hereto shall agree and determine a conversion ratio between the Preferred Shares and the non-public Common Shares of APRI acceptable to all parties. If the exchange occurs after APRI has become a fully reporting publicly traded company, the conversion ratio will be such that the Original Price Per Share of the Preferred Shares ( as detailed in attached Schedule 6 herewith) plus any accrued and unpaid dividends thereof will be converted to the 50% discount to the 10-day closing average of the Common Shares of APRI prior to such conversion.

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7. CLOSING

7.1 Closing Date. The Closing Date shall be within twenty-seven (27) days following the signing of this Agreement, unless extended in writing by the parties hereto.

7.2 Closing. The Closing shall take place on the Closing Date at the offices of PHIL or RGRI, or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for RGRI and PHIL, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.3 Closing Deliveries of RGRI. At Closing, RGRI shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to PHIL:

(a) Proof of the conveyance of ownership of the Acquired Assets, together with all the pertinent licenses and permits thereof from RGRI to APRI;

(b) all certificates and other documents required by Section 5.1 of this Agreement;

(c) a certificate of an officer of RGRI, dated as of Closing, certifying that:

(i)	each respective covenant and obligation of RGRI has been complied with, and

(ii)	each respective representation, warranty and covenant of RGRI is true and correct at the Closing as if made on and as of the Closing; and

(d) The RGRI Documents and any other necessary documents, each duly executed by RGRI, as required to give effect to the Transaction.

7.4 Closing Deliveries of PHIL. At Closing, PHIL shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to RGRI:

(a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of PHIL evidencing approval of this Agreement.

(b) An total amount equivalent to Twenty-Five Million U.S. Dollars (US$25,000,000) in a combination of cash, demand promissory note and Preferred Stock of PHIL payable to RGRI and/or its designee(s), as detailed in Schedule 6 of this Agreement, unless agreed otherwise by the parties hereto prior to the Closing Date.

(c) all certificates and other documents required by Section 5.2 of this Agreement;

(d) a certificate of an officer of PHIL, dated as of Closing, certifying that:

(i)	each covenant and obligation of PHIL has been complied with, and

(ii)	each representation, warranty and covenant of PHIL is true and correct at the Closing as if made on and as of the Closing; and

(e) any other necessary documents, each duly executed by PHIL, as required to give effect to the Transaction.

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8. TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a) mutual agreement of PHIL and RGRI;

(b) PHIL, in the event of unsatisfactory legal, technical and other due diligence of RGRI and the Acquired Assets, as mentioned elsewhere in this Agreement.

(c) PHIL, if there has been a material breach by RGRI or any of RGRI of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of RGRI that is not cured, to the reasonable satisfaction of PHIL, within ten business days after notice of such breach is given by PHIL (except that no cure period shall be provided for a breach by RGRI that by its nature cannot be cured);

(d) RGRI, if there has been a material breach by PHIL of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of PHIL that is not cured, to the reasonable satisfaction of RGRI, within ten business days after notice of such breach is given by RGRI (except that no cure period shall be provided for a breach by PHIL that by its nature cannot be cured);

(e) PHIL or RGRI, if the Transaction contemplated by this Agreement has not been consummated by September 29, 2017 unless PHIL and RGRI agree to extend such date in writing; or,

(f) PHIL or RGRI, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, provided, however, that no termination of this Agreement shall relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9. INDEMNIFICATION, REMEDIES, SURVIVAL

9.1 Certain Definitions. For the purposes of this Section 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $US 5,000, but excluding any indirect, consequential or punitive damages suffered by PHIL or RGRI including damages for lost profits or lost business opportunities.

9.2 RGRI Indemnity. RGRI shall and does hereby indemnify, defend, and hold harmless PHIL and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by PHIL and its shareholders by reason of, resulting from, based upon or arising out of:

(a) any breach by RGRI of this Agreement; or

(b) any misstatement, misrepresentation or breach of the representations and warranties made by RGRI contained in or made pursuant to this Agreement , any RGRI Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3 PHIL Indemnity. PHIL shall and does hereby indemnify, defend, and hold harmless RGRI from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by RGRI by reason of, resulting from, based upon or arising out of:

(a) any breach by PHIL of this Agreement; or

(b) any misrepresentation, misstatement or breach of warranty of PHIL contained in or made pursuant to this Agreement, any PHIL Document or any certificate or other instrument delivered pursuant to this Agreement.

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10. GENERAL

10.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement shall be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements shall survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2 Further Assurances and Provision of Information. Each of the parties hereto shall co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. RGRI agrees to provide such information as requested by PHIL in a timely manner prior to Closing Date.

10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4 Expenses. Except as otherwise stated in this Agreement, RGRI shall pay and be responsible for the expenses incurred by both parties in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.5 Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6 Notices. All notices and other communications required or permitted under to this Agreement shall be sent to the addresses exchanged by the parties hereto for this purpose, as may from time to time be updated by one party to the other, must be in writing and shall be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications shall be deemed to have been received:

(a) in the case of personal delivery, on the date of such delivery;

(b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c) in the case of delivery by express overnight courier, on the second business day following dispatch; and,

(d) in the case of mailing, on the fifteenth business day following mailing.

If to RGRI:

Rush Gold Royalty Inc.

Attn: Johnny Park, Executive Chairman

3183 Wilshire Blvd, Suite 196 K33

Los Angeles, CA 90010

Email: johnnieparc@gmail.com

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If to PHIL:

PHI Group, Inc.

Attn: Henry D Fahman, Chairman & CEO

5348 Vegas Drive, # 237

Las Vegas, NV 89108, U.S.A.

Fax: 702-472-8556

Email: henry@phiglobal.com

10.7 Headings. The headings contained in this Agreement are for convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8 Benefits. This Agreement is and shall only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore and the laws of the Republic of Indonesia with respect to the acquisition of the Acquired Assets, where appropriate.

10.11 Gender. All references to any party shall be read with such changes in number and gender as the context or reference requires.

10.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.13 Fax Execution and/or Scanned Copy. This Agreement may be executed by delivery of executed signature pages by fax or scanned copy and such fax execution or scanned copy shall be effective for all purposes.

10.14 Independent Legal Advice. RGRI confirms that he has been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and does not rely on the representations of PHIL or its advisors respecting the legal effects of this Agreement.

10.15 Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

10.16 References. Unless otherwise explicitly stated, all references to a “Section” “Schedule” or Exhibit” herein refer to a section, schedule or exhibit in and to this Agreement.

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SCHEDULE 1

TO THE AGREEMENT OF PURCHASE AND SALE

DATED SEPTEMBER 2, 2017 BETWEEN PHIL AND RGRI

51% of the Acquired Assets Listed Below

The following sets out the Acquired Assets to be exchanged for cash and marketable securities pursuant to the Agreement:

Description:	Fifty-one percent (51%) ownership in twenty-one (21) mining claims in the Granite Mining District, Grant County, Oregon.

Location:	Situated five miles northeast of the town of Granite, Grant County, Oregon near Granite Creek, within a precious metals belt 30-40 miles wide (N-S) and 100 miles long (E-W); coincident with the core of the Blue Mountains, along the Snake River.

Surface areas:	Approximately 400 acres.

Estimated recoverable Precious metals:	574,259 tons in situ.

Legal status:	Clean and Clear.

Licenses Permits:	Current and valid mining claims.

List of Site Claims:	See attached.

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SCHEDULE 2

TO THE AGREEMENT OF PURCHASE AND SALE

DATED SEPTEMBER 2, 2017 BETWEEN PHIL AND RGRI

Title of Acquired Assets

1.	Owned and fully paid.

15

SCHEDULE 3

TO THE AGREEMENT OF PURCHASE AND SALE

DATED SEPTEMBER 2, 2017 BETWEEN PHIL AND RGRI

Impairments to Title of Acquired Assets

None

16

SCHEDULE 4

TO THE AGREEMENT OF PURCHASE AND SALE

DATED SEPTEMBER 2, 2017 BETWEEN PHIL AND RGRI

Licenses and Permits

1)	Current status of claims by U.S. Department of the Interior, Bureau of Land Management.

17

SCHEDULE 5

TO THE AGREEMENT OF PURCHASE AND SALE

DATED SEPTEMBER 2, 2017 BETWEEN PHIL AND RGRI

Exceptions

None

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SCHEDULE 6

TO THE AGREEMENT OF PURCHASE AND SALE

DATED SEPTEMBER 2, 2017 BETWEEN PHIL AND RGRI

PAYMENT METHOD

TOTAL PURCHASE PRICE:      US$25,000,000

1)	CASH AND DEMAND PROMISSORY NOTE:	$5,000,000

(The cash portion will be determined by the parties hereto prior to Closing and the Demand Promissory Note shall have the form and Notice of Demand of Payment as attached herewith)

Time of Delivery:	On or prior to Closing Date.

2)	SERIES II CLASS A PREFERED STOCK:

	Amount:	US$20,000,000

	Time of Delivery:	On or prior to Closing.

Terms of Class A Preferred Stock:

Original Price Per Share:	US$5.00
Dividend rate:	8% per annum, cumulative.
Redeemable:	120% premium to Original Price Per Share
Convertibility:	Convertible into PHI Group, Inc.’s Common Stock at 25% discount to Market Price, as defined below:

“Each share of our Series II Class A Preferred Stock shall be convertible into the Company’s Common Stock any time six months from the date of issuance at a Variable Conversion Price (as defined herein) of the Common Stock. The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the average Trading Price for the Company’s Common Stock during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Preferred Stock to the Company via facsimile or email (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, or applicable trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to the Company and Holder of the Preferred Stock.” The amount of shares of Common Stock to be received by Holder at the time of conversion will be based on the following formula:

OPS + AUD	Where CS: Common Shares
CS = ———————	OPS: Original Price per Share of Preferred Stock
MP*0.75	AUP: Accrued and Unpaid Dividends
MP= Market Price as defined above

Redemption:    The Company, after a period of one year from the date of issuance, may at any time or from time to time redeem the Preferred Stock, in whole or in part, at the option of the Company’s Board of Directors, at a price equal to one hundred twenty percent (120%) of the purchase price of the unit, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PHI GROUP, INC.	RUSH GOLD ROYALTY INC.
a Nevada corporation	A Wyoming corporation

By:	/s/ Henry D Fahman	By:	/s/ Johnny Park
	Henry D Fahman		Johnny Park
	Chairman & CEO		Executive Chairman

AMERICAN PACIFIC RESOURCES, INC.

A Wyoming corporation

By:	/s/ Henry D Fahman
Henry D Fahman
Executive Chairman

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Form 3830-5
(June 2012)

20141781

Page 1 oF 2

UNITED STATES
DEPARTMENT OF THE INTERIOR
BUREAU OF LAND MANAGEMENT

MAINTENANCE FEE PAYMENT FORM FOR LODE CLAIMS, MILL SITES, AND TUNNEL SITES

Remitter Name: Rush Gold Royalty

Mailing Address: 3183 Wilshire Blvd
Suite 196 K33

City, State, Zip: Los Angeles CA 90010

☑ **Check here if this is a change of address.**

FOR COUNTY RECORDER'S USE

No. of claims/sites 21
x $140 155 per claim/site
Total [illegible] M $ 3255.00

1. The maintenance fee may be paid by cash, check, money [illegible] of Land Management (BLM) Declining Deposit Account, or credit card (VISA, American Express, Disco[illegible] MasterCard). Payments must be remitted to the BLM State Office where your claim or site is recorded and received on or before September 1. If the payment is mailed, the envelope must be postmarked by a bona fide delivery service on or before September 1 and received at the proper BLM State Office within 15 calendar days after the due date. Payments may also be made by telephone using a credit card. A complete listing of BLM State Offices with their addresses and phone numbers can be found at http://www.blm.gov.

2. The maintenance fee for the following claim(s)/site(s) applies to the assessment year 2015.

CLAIM/SITE NAME	BLM SERIAL NO.
Abundance	ORMC 167359
Advantage	ORMC 167360
Belmont	ORMC 167361
Buffalo	ORMC 167362
Clarkson	ORMC 167363
Concord	ORMC 167364
Freedom	ORMC 167365
Goldfield	ORMC 167366
Goldwell	ORMC 167367
Hawthorne	ORMC 167368

Use a separate sheet for additional claim/site names, serial numbers, and claimant names and addresses.

(Continued on page 2)

Form 3830-5
(June 2012)

20141781
page 2 of 2

UNITED STATES
DEPARTMENT OF THE INTERIOR
BUREAU OF LAND MANAGEMENT

MAINTENANCE FEE PAYMENT FORM FOR LODE CLAIMS, MILL SITES, AND TUNNEL SITES

Remitter Name: Rush Gold Royalty

Mailing Address: 3183 Wilshire Blvd
Suite 196 K33

City, State, Zip: Los Angeles CA 90010

☑ **Check here if this is a change of address.**

FOR COUNTY RECORDER'S USE

Admin State: OR
Geo State: OR

[illegible]
[illegible] S STATE COLLEGE [illegible] 446
ANAHEIM, CA 92806-6053

Serial No.	Claim Name/Number	Lead Serial No.	
	ABUNDANCE		
	ADVANTAGE		
	BELMONT		ACTIVE
	BUFFALO		ACTIVE
	CLARKSON		ACTIVE
	CONCORD		ACTIVE
	FREEDOM		ACTIVE
	GOLDFIELD		ACTIVE
	GOLDWELL		ACTIVE
	HAWTHORNE		ACTIVE
	HERITAGE		ACTIVE
	HYDE PARK		ACTIVE
	JELLICOE		ACTIVE
	KINGSTON		ACTIVE
	NEWCASTLE		ACTIVE
	PROSPERITY		ACTIVE
	RESOLVE		ACTIVE
	RICHFIELD		ACTIVE
	VERMONT		ACTIVE
	VICTORY		ACTIVE
	RUSH 8		ACTIVE

[illegible] claims/sites 21
[illegible] claim/site
[illegible] BLM $ 3255.00

[illegible] Bureau of Land Management (BLM) Declining [illegible] or MasterCard). Payments must be remitted [illegible] received on or before September 1. If the [illegible] delivery service on or before September 1 [illegible] days after the due date. Payments may also be [illegible] State Offices with their addresses and phone [illegible]

[illegible] assessment year 2015.

	BLM SERIAL NO.
Heritage	ORMC 167369
Hyde Park	ORMC 167370
Jellicoe	ORMC 167371
Kingston	ORMC 167372
New castle	ORMC 167373
Prosperity	ORMC 167374
Resolve	ORMC 167375
RichField	ORMC 167376
Vermont	ORMC 167377
Victory	ORMC 167378
Rush8	ORMC 167952

Use a separate sheet for additional claim/site names, serial numbers, and claimant names and addresses.

(Continued on page 2)

Sworn to and signed before me by Janet H. Alexander this 19th day of August, 2014

Notary Public for

STATE OF OREGON ) ss
County of Grant )

I certify that this instrument was received and recorded in the book of records of said county.

BRENDA PERCY Grant County Clerk

by ________ Deputy

DOC# [illegible]
RCPT: [illegible] [illegible].50
8/19/2014 2:02 PM

COUNTY COURT, GRANT COUNTY
STATE OF OREGON

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

DEMAND PROMISSORY NOTE

Principal Amount: $_____________	Issue Date: September ___, 2017
Maturity Date: _______________

For good and valuable consideration, PHI Group, Inc. a Nevada corporation (“Maker”), hereby makes and delivers this Demand Promissory Note (this “Note”) in favor of Rush Gold Royalty Inc., a Wyoming corporation, or its assigns (“Holder”), and hereby agrees as follows:

ARTICLE I.

PRINCIPAL AMOUNT

Section 1.1 For value received, Maker promises to pay to Holder at such place as Holder or its assigns may designate in writing, in currently available funds of the United States, upon demand from time to time by the Holder until the principal sum of $_______________ is paid in full.

Section 1.2

a. All payments shall be applied to principal and shall be credited to the Maker’s account on the date that such payment is physically received by the Holder.

b. All principal then outstanding shall be due and payable by the Maker to the Holder on or before __________________(the “Maturity Date”).

c. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

Section 1.3 This Note is issued as part the Purchase and Sale Agreement among PHI Group, Inc., its wholly owned subsidiary American Pacific Resources, Inc., and Rush Gold Royalty Inc. dated September 2, 2017 by Maker and Holder, and attached herewith.

ARTICLE I.

DEMAND OF PAYMENTS

Section 2.1 Demand of Payment by Holder. The principal balance of this Note shall be paid to the Holder hereof on demand by the Holder at any time before and until the Maturity Date when the final outstanding principal will become immediately due. At it discretion, the Holder may demand the Maker to pay such reasonable payment amounts towards the then outstanding principal from time to time until it is paid in full by the Maturity Date. The Default Amount (defined herein), if applicable, shall be paid to Holder hereof on demand by the Holder at any time such Default Amount becomes due and payable to Holder.

Section 2.2. General Payment Provisions. This Note shall be paid in lawful money of the United States of America by check or wire transfer to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Section 2.4. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Massachusetts are authorized or required by law or executive order to remain closed.

ARTICLE III.

EVENTS OF DEFAULT

Section 3.1. Default. The following events shall be defaults under this Note: (“Events of Default”):

(a) default in the due and punctual payment of all or any part of any payment of the Principal Amount as and when such amount or such part thereof shall become due and payable upon demand from Holder hereunder; or

(b) failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and

(c) demanding that the Maker remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker; or

(d) any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or

(e) any of the following actions by the Maker pursuant to or within the meaning title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the “Bankruptcy Law”): (A) commencement of a voluntary case or proceeding, (B) consent to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a “Custodian”), of it or for all or substantially all of its property, (D) a general assignment for the benefit of its creditors, or (E) admission in writing its inability to pay its debts as the same become due; or

2

(f) entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (A) is for relief against the Maker in an involuntary case, (B) appoints a Custodian of the Maker or for all or substantially all of the property of the Maker, or (C) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 60 days.

Section 3.2. Remedies Upon Default. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a. Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b. Pursue any other rights or remedies available to Holder at law or in equity.

Section 3.3. Payment of Costs. The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

Section 3.4. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 3.5. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 3.6. Waiver of Presentment etc. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

3

ARTICLE IV.

MISCELLANEOUS

Section 4.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be 3183 Wilshire Blvd, Suite 196 K33 Los Angeles, CA 90010; and the address of the Maker shall be 5348 Vegas Drive, # 237, Las Vegas, NV 89108. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Section 4.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Section 4.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 4.4. Governing Law. This Note shall be governed by the internal laws of the State of Nevada, without regard to conflicts of laws principles.

Section 4.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 4.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker, unless and to the extent converted into shares of Series II Class A Convertible Cumulative Redeemable Preferred Stock of the Maker or Common Stock of American Pacific Resources Inc. in accordance with the stipulated in the referenced Purchase and Sale Agreement between the Holder and the Maker.

Section 4.7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 4.8. Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Section 4.9. Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

4

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker as executed this Demand Promissory Note as of the date first written above.

PHI Group, Inc.

By:	Henry Fahman
Its:	CEO

Acknowledged and Agreed:

Rush Gold Royalty Inc.

By:	Johnny Park
Its:	Executive Chairman

5

EXHIBIT 1

NOTICE OF DEMAND

FOR PAYMENT

(To be executed by the Holder in order to demand payment)

TO: PHI Group, Inc.

The undersigned hereby irrevocably elects to demand a payment of US$ _______of the Outstanding Principal Amount of the above Demand Promissory Note owed by PHI Group, Inc., according to the conditions stated therein, as of the date written below. No fee will be charged to the Holder for any demand.

Demand Date: _______________________________________________________

Amount : $_________________________________

Name:                                     ____________________________________________________

Address:                                ____________________________________________________

                                                ____________________________________________________

Tax I.D. or Soc. Sec. No:       ____________________________________________________

Amount of Note outstanding after Demand of Payment:

$_____________________________________________

Signature: ______________________________________

                   Name and Title

6